Exhibit 10.20.B

AMENDMENT TO

SCRIPPS NETWORKS INTERACTIVE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Scripps Networks Interactive, Inc. Supplemental Executive Retirement Plan (Part Two) (the “Plan”) is hereby amended, effective January 1, 2009, as follows:

1. ARTICLE 3 of the Plan is hereby superseded and replaced in its entirety as set forth below:

“ARTICLE 3. PLAN PARTICIPATION

An individual must be a Covered Employee in order to participate in the Plan. Commencing January 1, 2010, the Plan is frozen to otherwise eligible employees who have not completed at least one year of Eligibility Service (as defined in the Pension Plan) as of December 31, 2009, and such employees shall not be entitled to participate in the Plan. The Plan will continue for otherwise eligible employees of Participating Employers who have completed at least one year of Eligibility Service as of December 31, 2009.”

2. Except as explicitly set forth herein, the Plan will remain in full force and effect.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Christopher R. Powell, Senior Vice President and Executive Vice President, Human Resources, Scripps Networks